Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Information Incorporated by Reference” in the Statement of Additional Information and “Financial Statements” and “Financial Highlights” in the Prospectus, and to the incorporation by reference in the Statement of Additional Information of our report dated December 18, 2017, on the October 31, 2017 financial statements and financial highlights of Principal Funds, Inc., in this Registration Statement under the Securities Act of 1933 (Form N-14 No. 033-59474) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
July 2, 2018